Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Matthew Medeiros, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of SonicWALL, Inc. on Form 10-K for the fiscal year ended December 31, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of SonicWALL, Inc.

Date: March 5, 2010	By:	/s/ Matthew Medeiros
	Name:	Matthew Medeiros
	Title:	Chief Executive Officer

I, Robert Selvi, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of SonicWALL, Inc. on Form 10-K for the fiscal year ended December 31, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of SonicWALL, Inc.

Date: March 5, 2010	By:	/s/ Robert Selvi
	Name:	Robert Selvi
	Title:	Chief Financial Officer